UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2002

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	0-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 Davie Road, Suite 110, Ft. Lauderdale, Florida	33317-7424

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 473-1001

Item 2. Acquisition or Disposition of Assets.

     On July 30, 2002, ProxyMed, Inc. (the “Company”) agreed to acquire substantially all of the assets of MDIP, Inc. (d/b/a Medical Data Insurance Processing), a privately-owned provider of institutional claims processing services based in Sioux Falls, South Dakota for $2.4 million in cash. The acquisition will be accounted for as a purchase and is expected to result in goodwill and other intangible assets of approximately $2.3 million.

Item 7. Financial Statements and Exhibits.

     (c)  The following exhibits are included herein:

Exhibit 2.1	-	Asset Purchase Agreement dated July 30, 2002 between ProxyMed, Inc. and MDIP, Inc.
Exhibit 99.1	-	Press release dated July 31, 2002 announcing acquisition of MDIP, Inc. by ProxyMed, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date July 31, 2002	/s/ Judson E. Schmid

Judson E. Schmid, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement dated July 30, 2002 between ProxyMed, Inc. and MDIP, Inc.

99.1	Press release dated July 31, 2002 announcing acquisition of MDIP, Inc. by ProxyMed, Inc.

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